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                                                    SCHEDULE 21.1
                                             SUBSIDIARIES OF THE COMPANY



                                                                                 State of
                                           Name of Subsidiary                 Incorporation
                                 ----------------------------------------    -----------------

                           1     Schlotzsky's Real Estate, Inc.                   Texas
                           2     Schlotzsky's Restaurants, Inc.                   Texas
                           3     Schlotzsky's Brands, Inc.                        Texas
                           4     Schlotzsky's Equipment Corporation               Texas
                           5     DFW Restaurant Transfer Corporation              Texas
                           6     56th & 6th, Inc.                                 Texas
                           7     SREI Turnkey Development, L.L.C.                 Texas
                           8     Schlotzsky's Brands I, L.L.C.                   Delaware
                           9     Schlotzsky's Brands Products, L.P.               Texas
                          10     RAD Acquisition Corporation                      Texas

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